 Exhibit 5.01

                                                  November 26, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Ladies and Gentlemen:

SCANA Corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of 4,718,832 shares of the Company's Common Stock, without par value (the "Stock"), to be sold through operation of the SCANA Investor Plus Plan (the "Plan") to which Registration Statement this opinion is included as an Exhibit.  Pursuant to the Plan, shares of the Stock may be purchased by the Plan's custodian either on the open market or directly from the Company.

I am familiar with the preparation of the aforesaid Registration Statement and the Prospectus forming a part thereof and am familiar with the proceedings of the Company in connection with the proposed issuance and sale of the Stock.  I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

Based on the foregoing, I hereby advise you it is my opinion, that when (a) the aforesaid Registration Statement, as it may be amended, becomes effective; and (b) the Stock has been issued, delivered and paid for pursuant to the Plan and as contemplated by the Registration Statement, the Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable, provided that not more than 2,881,886 of such shares of the Stock are purchased by the Plan's custodian directly from the Company.

I hereby consent to the filing of this opinion with the aforesaid Registration Statement and to the use of my name under the caption "Legal Matters" in the aforesaid Prospectus and in the Registration Statement.

                                                               Very truly yours,

                                                              /s/Francis P. Mood, Jr.
                                                              Francis P. Mood, Jr., Esq.
                                                              Senior Vice President, General Counsel
            and Assistant Secretary